UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2007

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

10240 Sorrento Valley Road, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 320-8000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Websense, Inc. 2007 Stock Incentive Assumption Plan

On January 8, 2007, pursuant to the Agreement and Plan of Merger and Reorganization dated December 20, 2006, by and among Websense, Inc. (the “Registrant” or “Websense”), Leap Acquisition Corp., a wholly-owned subsidiary of Websense (“Merger Sub”), PortAuthority Technologies, Inc. (“PortAuthority”), PortAuthority Technologies Israel, Ltd., a wholly-owned subsidiary of PortAuthority, and Donald Sullivan, as the Stockholders’ Representative (the “Merger Agreement”), Merger Sub merged with and into PortAuthority (the “Merger”).  Pursuant to the terms of the Merger Agreement, Websense agreed to substitute each unvested stock option to purchase PortAuthority common stock that was granted under PortAuthority’s 2004 Global Share Option Plan (the “PortAuthority Plan”) and outstanding immediately prior to the effective time of the Merger (collectively, the “Substitute Options”) with stock options to purchase Websense common stock.

On January 8, 2007, the Compensation Committee of Websense’s Board of Directors adopted the Websense, Inc. 2007 Stock Incentive Assumption Plan (the “Assumption Plan”), including Appendix A–Israel. The Assumption Plan permits the grant of nonstatutory stock options upon the terms and conditions substantially similar to those under the PortAuthority Plan.

Under the Assumption Plan, an aggregate of 204,083 shares of Websense common stock is reserved for issuance, of which there are Substitute Options covering 74,871 shares of Websense common stock issued pursuant to the Merger Agreement and 129,212 shares of Websense common stock remaining available for option grants.   In accordance with the Nasdaq Marketplace Rules, Websense may grant new stock options under the Assumption Plan to its employees, non-employee members of its Board of Directors and consultants and independent advisors who were not providing services to Websense or any of its affiliates prior to January 8, 2007.

In the event of any a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of Websense’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of Websense’s assets in complete liquidation or dissolution of Websense, stock options may be assumed or substituted by a successor entity.  In the event that a successor entity elects not to assume or substitute for such stock options, the stock options will become fully vested or replaced with a cash incentive program of the successor corporation which preserves the spread existing on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise and vesting schedule applicable to such stock options.

The Board of Directors of Websense may amend the Assumption Plan at any time subject to applicable laws and regulations.

The foregoing description of the Assumption Plan contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Assumption Plan, including the appendices thereto, and the form of Stock Option Agreement for use in grants under the Assumption Plan, which are attached hereto as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Merger with PortAuthority Technologies, Inc.

On January 8, 2007, pursuant to the Merger Agreement, Merger Sub merged with and into PortAuthority.  Following the effectiveness of the Merger (the “Effective Time”), PortAuthority became a wholly-owned subsidiary of Websense.

In connection with the Merger, in exchange for all the stock, warrants and vested stock options of PortAuthority outstanding immediately prior to the Effective Time (the “PortAuthority Securities”), the holders of the PortAuthority Securities received or will receive an aggregate of $90,000,000 in cash (less PortAuthority Transaction expenses of $493,300 and  carve-out payments to certain employees of PortAuthority who continue to be employed by Websense or its affiliates for 12 – 18 months following the effectiveness of the Merger (the “Carve-Out Payment”) of  an aggregate of $1,830,000 (including employer taxes)) (the “Merger Consideration”), subject to the escrow provisions described in Section 1.10 of the Merger Agreement whereby $5,000,000 of the Merger Consideration was contributed to an escrow fund which will be available for 12 months to indemnify Websense for certain matters, including breaches of representations and warranties and covenants included in the Merger Agreement.   Any portion of the Carve-Out Payment that is forfeited by an employee will be distributed pro rata to the holders of the PortAuthority Securities.

In addition to the payment of the Merger Consideration, Websense assumed outstanding unvested options to acquire an aggregate of 1,996,365 shares of PortAuthority common stock at a weighted average price of approximately $0.08 per share, and converted those into options to acquire an aggregate of 74,871 shares of Websense common stock at a weighted average price of approximately $2.02 per share. Websense also assumed approximately $4,000,000 in PortAuthority indebtedness.

The foregoing description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)           Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger and Reorganization dated December 20, 2006, by and among Websense, Inc., Leap Acquisition Corp., a wholly-owned subsidiary of Websense, Inc., PortAuthority Technologies, Inc., PortAuthority Technologies Israel, Ltd., a wholly-owned subsidiary of PortAuthority Technologies, Inc., and Donald Sullivan, as the Stockholders’ Representative.

10.1	Websense, Inc. 2007 Stock Incentive Assumption Plan.

10.2	Websense, Inc. 2007 Stock Incentive Assumption Plan Form of Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: January 12, 2007	/s/ Douglas C. Wride
Douglas C. Wride
Chief Financial Officer (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger and Reorganization dated December 20, 2006, by and among Websense, Inc., Leap Acquisition Corp., a wholly-owned subsidiary of Websense, Inc., PortAuthority Technologies, Inc., PortAuthority Technologies Israel, Ltd., a wholly-owned subsidiary of PortAuthority Technologies, Inc., and Donald Sullivan, as the Stockholders’ Representative.

10.1	Websense, Inc. 2007 Stock Incentive Assumption Plan.

10.2	Websense, Inc. 2007 Stock Incentive Assumption Plan Form of Stock Option Agreement.